UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Harpoon Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

Harpoon Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38800	47-3458693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 400

South San Francisco, California 94080

(Address of Principal Executive Offices, including Zip Code)

(650) 443-7400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HARP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, on January 7, 2024, Harpoon Therapeutics, Inc., a Delaware corporation (“Harpoon”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Merck Sharp & Dohme LLC, a New Jersey limited liability company (“Merck”), and Hawaii Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Merck (“Merger Sub”), pursuant to which, and on the terms and subject to the conditions thereof, Merger Sub will merge with and into Harpoon (the “Merger”), with Harpoon surviving the Merger as a wholly-owned subsidiary of Merck. On February 8, 2024, Harpoon filed a definitive proxy statement (the “Definitive Proxy Statement”), as such may be supplemented from time to time, with the Securities and Exchange Commission (the “SEC”) in connection with, among other things, the Merger.

Certain Litigation

In connection with the Merger, one complaint has been filed against Harpoon and its directors in the United States District Court for the Northern District of California captioned Sapna Mistry v. Harpoon Therapeutics, Inc. et al., 3:24-cv-721 (filed February 7, 2024) and one complaint has been filed in the United States District Court for the District of Delaware captioned Matthew Wright v. Harpoon Therapeutics, Inc., et al., 1:24-cv-194 (filed February 13, 2024) (collectively, the “Complaints”). The Complaints generally allege that the Definitive Proxy Statement filed by Harpoon with the SEC misrepresents and/or omits certain purportedly material information relating to Harpoon’s financial projections, the analyses performed by the financial advisor to Harpoon’s Board of Directors in connection with the Merger, and potential conflicts of interest of Harpoon’s directors and officers. The Complaints assert violations of Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-9 promulgated thereunder against all defendants (Harpoon, its Board of Directors and certain officers) and violations of Section 20(a) of the Exchange Act against Harpoon’s directors and officers. The Complaints seek an order enjoining the proposed Merger, or in the event that the proposed Merger is consummated, an order rescinding the Merger or awarding rescissory damages, as well as costs, including attorneys’ and experts’ fees.

Harpoon has also received seventeen additional demands from February 2, 2024 to February 21, 2024 seeking additional disclosures in the Definitive Proxy Statement by purported Harpoon stockholders (the “Demands”).

Harpoon cannot predict the outcome of any litigation or the Demands. Harpoon and the individual defendants intend to vigorously defend against the Complaints, the Demands, and any subsequently filed similar actions. It is possible additional lawsuits may be filed or additional demand letters may be received arising out of the Merger between February 21, 2024 and consummation of the Merger. Absent new or significantly different allegations, Harpoon will not necessarily disclose such additional filings or demand letters.

Harpoon believes that the disclosures set forth in the Definitive Proxy Statement comply fully with all applicable laws, and denies the allegations in the Complaints described above. Nevertheless, in order to moot plaintiffs’ disclosure claims, avoid nuisance and possible expense and business delays, and provide additional information to its stockholders, Harpoon has determined voluntarily to supplement certain disclosures in the Definitive Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit of the Complaints or the Demands described above, or of the necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Harpoon specifically denies all allegations in the Complaints and the Demands that any additional disclosure was or is required or is material.

SUPPLEMENTAL DISCLOSURES

The following supplemental disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety as supplemented. The inclusion in this supplement to the Definitive Proxy Statement of certain information should not be regarded as an indication that any of Harpoon or its directors, affiliates, officers, or other representatives, or any other recipient of this information, considered, or now considers, it to be material, and such information should not be relied upon as such. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. For clarity, new text within restated paragraphs from the Definitive Proxy Statement is highlighted with bold, underlined text, and deleted text within restated paragraphs from the Definitive Proxy Statement is highlighted with ~~strikethrough text~~.

The disclosure under the heading “The Merger—Opinion of Centerview Partners LLC—Discounted Cash Flow Analysis” is hereby amended and supplemented by replacing the first full paragraph on page 51 of the Definitive Proxy Statement in its entirety with the following:

In performing this analysis, Centerview calculated a range of equity values for the Company Shares by (a) discounting to present value as of December 31, 2023 using discount rates ranging from 14.0% to 16.0% (based on Centerview’s analysis of Harpoon’s weighted average cost of capital~~)~~, which was calculated using the Capital Asset Pricing Model and based on considerations that Centerview deemed relevant in its professional judgment and experience, taking into account certain metrics including target capital structure, levered and unlevered betas for a comparable group of companies, tax rates, market risk, and size premia) and using a mid-year convention: (i) the forecasted risk-adjusted, after-tax unlevered free cash flows of Harpoon over the period beginning on January 1, 2024 and ending on December 31, 2043, as set forth in the Projections, (ii) an implied terminal value of Harpoon, calculated by Centerview by assuming that (as directed by Harpoon management) Harpoon’s unlevered free cash flows would decline in perpetuity after December 31, 2043 at a rate of free cash flow decline of 40% year over year, and (iii) tax savings from usage of Harpoon’s federal net operating losses of $208 million as of December 31, 2022 and Harpoon’s estimated future losses, as set forth in the Internal Data, (b) adding to the foregoing results, Harpoon’s estimated cash of $110 million and subtracting an estimated $89 million payable to holders of Company Series A Preferred Stock upon redemption thereof, in each case as of December 31, 2023, as set forth in the Internal Data and (c) subtracting from the foregoing results the present value, as of December 31, 2023, of the impact of assumed equity raises of $100 million in 2024, $100 million in 2025 and $150 million in 2026, as set forth in the Internal Data.

The disclosure under the heading “The Merger—Opinion of Centerview Partners LLC—Other Factors” is hereby amended and supplemented by replacing the third full paragraph and sub-bullets on page 51 of the Definitive Proxy Statement in its entirety with the following:

Centerview noted for the Board certain additional factors solely for reference and informational purposes only, including, among other things, the following:

•

Historical Stock Trading Price Analysis. Centerview reviewed historical closing trading prices of the Company Shares during the 52-week period ended January 5, 2024 (the last trading day before the public announcement of the Merger), which reflected low and high stock closing prices for Harpoon during such period of approximately $3.29 to $13.70 per Company Share.

•

Analyst Price Target Analysis. Centerview reviewed stock price targets for the Company Shares in eight publicly available Wall Street research analyst reports as of January 5, 2024 (the last trading day before the public announcement of the Merger), which indicated low and high stock price targets for Harpoon ranging from $8.00 to $30.00 per Company Share and a median price target of $12.50 per Company Share.

•

Precedent Premiums Paid Analysis. Centerview performed an analysis of premiums paid in 31 selected transactions involving publicly traded biopharmaceutical companies with an offer value between $100 million and $1.0 billion for which premium data were available. The premiums in this analysis were calculated by comparing the per share acquisition price in each transaction to the closing price of the target company’s common stock for the date one day prior to the date on which the trading price of the target’s common stock was perceived to be affected by a potential transaction. Based on such analysis and other considerations that Centerview deemed relevant in its professional judgment, Centerview applied a range of 50% to 110% to Harpoon’s closing stock price on January 5, 2024 (the last trading day before the public announcement of the Merger) of $10.55, which resulted in an implied price range of approximately $15.85 to $22.15 per Company Common Share, rounded to the nearest $0.05.

The disclosure under the heading “The Merger—Certain Unaudited Prospective Financial Information” is hereby amended and supplemented by replacing the first full paragraph on page 55 of the Definitive Proxy Statement in its entirety with the following:

“At the direction of Harpoon’s management and the Board, Centerview calculated, solely based on the Projections, which were approved by the Board for reliance upon and use by Centerview in connection with the rendering of its opinion to the Board and in performing the related financial analyses as described in the section of this proxy statement captioned “—Opinion of Centerview Partners LLC,” and based on information and assumptions provided by Harpoon’s management, unlevered free cash flow as set forth below, which has been reviewed and approved by the Board for reliance upon and use by Centerview in connection with the rendering of its opinion to the Board and in performing the related financial analyses as described in the section of this proxy statement captioned “—Opinion of Centerview Partners LLC.” For purposes of calculating the discounted cash flow, Centerview calculated per Harpoon management the estimated (1) benefit from usage of net operating losses (“NOLs”) based on U.S. federal net operating losses of $208 million as of December 31, 2022 and estimated future losses and (2) impact of the cost of future potential capital raises of $100 million in 2024, $100 million in 2025, and $150 million in 2026. The estimated tax shield from NOLs was approximately $24 million in 2028, $32 million in 2029, $31 million in 2030, and $31 million in 2031. The values in the tables below do not take into account the effect of federal NOL usage and the cost of future capital raises.”

Additional Information and Where to Find it

In connection with the proposed transaction between Harpoon and Merck, Harpoon has filed with the SEC the Definitive Proxy Statement relating to a special meeting of its stockholders. Additionally, Harpoon may file other relevant materials with the SEC in connection with the proposed transaction. Investors and securityholders of Harpoon are urged to read the Definitive Proxy Statement and any other relevant materials filed or that will be filed with the SEC, as well as any amendments or supplements to these materials and documents incorporated by reference therein, carefully and in their entirety when they become available because they contain or will contain important information about the proposed transaction and related matters. The Definitive Proxy Statement has been mailed or otherwise made available to Harpoon’s securityholders. Investors and securityholders are able to obtain a copy of the Definitive Proxy Statement as well as other filings containing information about the proposed transaction that are filed by Harpoon or Merck with the SEC, free of charge on EDGAR at www.sec.gov, on the investor relations page of Harpoon’s website at ir.harpoontx.com/investors, by contacting Harpoon’s investor relations department at investors@harpoontx.com, or on Merck’s website at www.merck.com.

Participants in the Solicitation

Harpoon, Merck and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Harpoon in respect of the proposed transaction and any other matters to be voted on at the special meeting of Harpoon stockholders scheduled for March 8, 2024. Information about Harpoon’s directors and executive officers, including a description of their interests, by security holdings or otherwise, in the proposed transaction are included in the Definitive Proxy Statement. Information about Merck and its directors and executive officers can be found in Merck’s proxy statement filed on April 3, 2023 and Merck’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov), including any statements of beneficial ownership on Form 3 or Form 4 filed with the SEC after such proxy statement. Harpoon stockholders may obtain additional information regarding the participants in the solicitation of proxies in connection with the proposed transaction by reading the Definitive Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these document using the sources indicated above.

Forward-Looking Statements

Any statements in this current report about Harpoon’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements about Merck’s proposed acquisition of Harpoon, the ability of Merck and Harpoon to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Merger contemplated thereby and the other conditions set forth in the Merger Agreement, statements about the expected timetable for completing the transaction, Merck’s and Harpoon’s beliefs, expectations, and statements about the Complaints or the Demands, the projected impact of equity raises and projected NOL usage, and the benefits sought to be achieved in Merck’s proposed acquisition of Harpoon, the potential effects of the acquisition on Harpoon, the possibility of any termination of the Merger Agreement, as well as the expected benefits and success of Harpoon’s product candidates, and other statements containing the words “anticipates,” “believes,” “continue,” “expects,” “intends,” “look forward,” “plans,” “toward,” “will” and similar expressions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Harpoon’s control. These forward-looking statements are based upon Harpoon’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Such risks and uncertainties include, without limitation, (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including the receipt of the requisite approval of Harpoon’s stockholders; (iii) the effects of disruption from the proposed transaction contemplated by the Merger Agreement and the impact of the announcement and pendency of the proposed transaction on Harpoon’s business; (iv) the effects of the proposed transaction on relationships with employees, other business partners or governmental entities; (v) the response of competitors to the proposed transaction; (vi) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (vii) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (viii) significant costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) restrictions during the pendency of the proposed transaction that may impact Harpoon’s ability to pursue certain business opportunities; (xi) risks related to the advancement of product candidates into, and successful completion of, preclinical studies and clinical trials; (xii) risks and uncertainties related to regulatory application, review and approval processes and Harpoon’s compliance with applicable legal and regulatory requirements; (xiii) general industry conditions and competition; (xiv) general economic factors; and (xv) risks associated with the Projections (including estimated impact of equity raises and estimated NOL usage) as described under the heading “Cautionary Note About the Projections” and under the heading “Cautionary Note Regarding Forward-Looking Statements” in the Definitive Proxy Statement. These risks, as well as other risks associated with the proposed transaction, are discussed in the Definitive Proxy Statement filed with the SEC in connection with the proposed transaction, and described in additional detail in Harpoon’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 and Harpoon’s other filings with the SEC, available on the SEC’s website at www.sec.gov. All forward-looking statements contained in this current report speak only as of the date hereof, and Harpoon specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harpoon Therapeutics, Inc.

Date: February 28, 2024	By:	/s/ Julie Eastland
Julie Eastland President and Chief Executive Officer